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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2002 relating to the financial statements, which appears in ImageWare Systems, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2001. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Diego, CA
April 30, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS